UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

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☐ Definitive Information Statement

PREMIER HOLDING CORPORATION
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF PREMIER HOLDING CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

PREMIER HOLDING CORPORATION
1382 Valencia Ave., Suite F

Tustin, CA 92780

(949) 260-8070

INFORMATION STATEMENT

(Preliminary)

June 26, 2017

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Premier Holding Corporation:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.0001 per share (the “Common Stock”), of Premier Holding Corporation, a Nevada corporation (the “Company”), to notify the Stockholders that on June 23, 2017, the Company received the written consent in lieu of a meeting of the holders of a majority of the total voting power of all issued and outstanding voting capital of the Company (the “Majority Stockholders”). The Majority Stockholders amending the Company's Certificate of Incorporation, as amended, to increase the total number of authorized shares of Common Stock from 450,000,000 to 1,400,000,000 (the "Authorized Shares Increase"). A copy of the Amendment is attached as Annex A to this Information Statement.

On June 22, 2017, the Board of Directors of the Company (the “Board”) approved, and recommended to the Majority Stockholders that they approve the Authorized Shares Increase. On June 23, 2017, the Majority Stockholders approved the Authorized Shares Increase by written consent in lieu of a meeting, in accordance with Nevada law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Shares Increase.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company to notify the Stockholders of the Authorized Shares Increase. Stockholders of record at the close of business on June 21, 2017, are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Authorized Shares Increase will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about July 3, 2017. We anticipate that the Authorized Shares Increase will become effective on or about July 23, 2017, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors,

/s/ Randall Letcavage
Chief Executive Officer

Tustin, California

June 26, 2017

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about July 3, 2017.

This Information Statement contains a brief summary of the material aspects of the Authorized Shares Increase approved by the Board of Premier Holding Corporation (the “Company,” “we,” “our,” or “us”) and the Majority Stockholders.

AUTHORIZED SHARES INCREASE

GENERAL

The Board of Directors of the Company has adopted a resolution to amend the articles of incorporation so as to increase the number of shares of common stock authorized for issuance by the Board of Directors from 450,000,000 to 1,400,000,000. The Majority Shareholders have given their written consent to the resolution.

Under Nevada corporation law, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Amendment with the Secretary of State of Nevada on or after July 23, 2017, and it will become effective on the date of such filing. The Amendment to the Certificate of Incorporation will provide that the authorized shares of capital stock of the Company will consist of 1,400,000 shares of common stock with a par value of $0.0001 per share, and 50,000,000 shares of Preferred Stock with a par value of $0.0001 per share.

REASONS

The Board of Directors and the Majority Shareholders have approved the amendment to the articles of incorporation in order to provide the Company with flexibility in pursuing its long-term business objectives. The primary reasons for the amendment are:

-	Management may in the future pursue opportunities to obtain capital in order to fully implement the Company’s business plan. A reserve of common shares available for issuance from time-to-time will enable the Company to entertain a broad variety of financing proposals.

-	Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel.

Management has not entered into any commitment to issue any shares, and is not engaged in any negotiations with respect to any transaction of the sort listed above. There are no outstanding options or warrants to purchase shares of the Company's common stock, nor is there any derivative security outstanding that may be converted by the holder into shares of the Company's common stock either with or without the payment of additional consideration.

As a result of the increase in authorized common stock, there will be approximately 1,000,000,000 common shares available for issuance. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the Company’s shareholders. Nevada law requires that the Board use its reasonable business judgment to assure that the Company obtains “fair value” when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in the Company. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of the Company’s common stock.

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The increase in the number of common shares available for issuance is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of the Company. In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make the Company unattractive to the party seeking control of the Company. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

NO APPRAISAL RIGHTS

Under Nevada law, our Stockholders are not entitled to appraisal rights in connection with the Authorized Shares Increase.

WHEN THE INCREASE WILL GO INTO EFFECT

The Authorized Shares Increase will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. We intend to file the Amendment with the Secretary of State of the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Authorized Shares Increase by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

We currently expect to file the Amendment on or about July 23, 2017.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has two classes of voting stock, Common Stock and Series B Convertible Preferred Stock (the “Series B Preferred Stock”), which vote together as a single class. The affirmative vote of a majority of the shares of voting stock will be required to approve the Authorized Shares Increase. At the Record Date, 406,803,348 shares of common stock were outstanding and 250,000 shares of Series B Preferred Stock were outstanding.

Set forth below is information concerning the ownership as of the Record Date of the common stock of the Company by the persons who were the sole shareholders to sign the shareholders’ written consent.

Name and Address of Beneficial Owner	Beneficial Ownership		% of class (1)
Robert Sigler	16,608,249		2.53%
Bojo LLC	16,353,000		2.49%
William Rice	12,750,000		1.94%
Bash Holdings LLC	12,603,000		1.92%
Jonathan David Shane	8,100,000		1.23%
Randall Letcavage	257,488,486	(2)	39.20%
Wilbur Julian Smith	6,925,000		1.05%
Kline Law Group PC	6,942,666		1.06%
Leon Elster	5,433,450		0.83%
Green Central Holdings Inc.	2,810,719		0.43%
A Daryl Pryor Inc.	2,810,588		0.43%

Total	348,825,158		53.11%

________________

(1)	Based on 406,803,348 shares of common stock issued and outstanding.
(2)	Mr. Letcavage holds 7,488,486 shares of common stock and 250,000 Series B Preferred Shares, which carry voting rights of 1,000 shares of common stock for every 1 share of preferred stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of June 21, 2017, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

In the following tables, we have determined the number and percentage of shares beneficially owned in accordance with Rule 13d3 of the Securities Exchange Act of 1934 based on information provided to us by our controlling stockholder, executive officers and directors, and this information does not necessarily indicate beneficial ownership for any other purpose. In determining the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we include any shares as to which the person has sole or shared voting power or investment power, as well as any shares subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days.

Security Ownership of Management

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (4) (5)	Percent of Class
Common Stock	Randall Letcavage 1382 Valencia, Unit F Tustin, CA 92780	258,638,486 Direct (1) (2)	39.20%
Common Stock	Woodrow Clark, PhD 1382 Valencia, Unit F Tustin, CA 92780	150,000 Direct (3)	<1%
Common Stock	Lane Harrison 1382 Valencia, Unit F Tustin, CA 92780	150,000 Direct (3)(5)	<1%
Common Stock	Robert Baron 1382 Valencia, Unit F Tustin, CA 92780	–	–
Common Stock	Directors & Executive Officers as a group (4 persons)	258,938,486 Direct	39.30%

Notes

(1)       Includes 7,488,486 common shares, 1,000,000 stock options exercisable at $0.0025, 150,000 stock options exercisable at $0.15, and 250,000 Series B Preferred Shares, which carry voting rights of 1,000 shares of common stock for every 1 share of preferred stock. Including the common and preferred shares, Mr. Letcavage possesses the combined voting power of 257,488,486 shares of common stock.

(2)       Beneficial ownership includes stock options.

(3)       The beneficial owner has sole voting and investment power with respect to the shares shown.

(4)       All ownership is beneficial and of record, unless indicated otherwise.

(5)       Stock options owned by Patriot Advisory Group, LLC, Series A, of which Mr. Harrison is the Manager.

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Changes in Control

Series B Preferred Stock

On December 16, 2015, the Board of Directors of the Company authorized a Series B Preferred Stock, designated as the “Series B Voting Convertible Preferred Stock” (the “Series B Preferred”). The Series B Preferred consists of Two Hundred Fifty Thousand (250,000) shares at $.0001 par value and voting rights of 1,000 votes for each share of Series B Preferred. All other rights and privileges shall be the same as the Series A Preferred. As of December 31, 2015, there were 250,000 shares of Series B Preferred issued and outstanding which constitutes a combined voting right of 250,000,000 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Except as set out below, as of December 31, 2016, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

•	any director or executive officer of our company;
•	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
•	any promoters and control persons; and
•	any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

During year ended December 31, 2016 and 2015, Mr. Letcavage (directly or through related entities) recorded $292,000 and $290,000, respectively as compensation for his role as our CEO and CFO. The following tables outline the related parties associated with the Company and amounts due for each period indicated:

Name of Related Party	Relationship with the Company
iCapital Advisory	Consultant company owned by the CEO of the Company
Jamp Promotion	Company owned by Patrick Farah, the managing director of TPC
Mason Ventures	Company owned by Shadie Kalkas, the managing director of TPC

	December 31, 2016	December 31, 2015
iCapital Advisory – Consulting fees	$31,467	$75,543
Jamp Promotion – Commissions	90,500	90,500
Mason Ventures and Sebo Services – Loans	–	5,038
	$121,967	$171,081

Related party receivable - Mason Ventures and Sebo Services	$67,879	–

During the year ended December 31, 2016, we received loans from Mason Ventures of approximately $710,453 and repaid approximately $783,370. During the year ended December 31, 2015, we received loans from Mason Ventures of approximately $670,000 and repaid approximately $700,000. The loans are unsecured and non-interest bearing.

Additionally, we have also reviewed the facts and circumstance of our relationship with Nexalin Technology and iCapital Advisory, both of which are affiliated companies of our CEO, and have assessed whether these two companies are variable interest entities (VIEs). Based on the guidance provided in ASC 810, Consolidation, these two companies are not considered VIEs. The Company is not the primary beneficiary of Nexalin Technology and iCapital Advisory and, whether those two companies have any income (losses) as of December 31, 2016, it would not be absorbed by Premier Holding Corporation.

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Director Independence

Our board of directors consists of Randall Letcavage, Robert Baron, Lane Harrison and Woodrow W. Clark II. Our securities are quoted on the OTCQB, which does not have director independence requirements. Under NASDAQ Marketplace Rule 5605(a)(2), a director is not considered to be independent if he or she is also an executive officer or employee of the company. Using this definition of director independence, we have determined that three directors, Robert Baron, Lane Harrison and Woodrow W. Clark II, are independent directors. Randall Letcavage is not independent as he is an officer and employee of the Company.

NAMED EXECUTIVE OFFICERS AND CURRENT DIRECTORS

As of March 28, 2017, our directors and executive officers, their age, positions held, and duration of such, are as follows:

Name	Position Held with Company	Age	Date First Elected or Appointed
Randall Letcavage (1)	Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board of Directors	59	July 5, 2012
Woodrow Clark, PhD (2)	Director	72	July 29, 2012
Lane Harrison (3)	Director	65	July 5, 2012
Robert Baron (4)	Director	77	July 9, 2015

Notes

(1)	Mr. Letcavage was appointed Chief Executive Officer on November 1, 2012.

(2)	Dr. Clark was appointed Director on July 29, 2012.

(3)	Mr. Harrison was elected Director on July 5, 2012.

(4)	Mr. Baron was appointed Director on July 9, 2015.

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during the past five years, indicating their principal occupation during the period, and the name and principal business of their employer.

Randall Letcavage – Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board of Directors

Mr. Letcavage was named Chairman, President, Chief Executive Officer, and Chief Financial Officer of the Company on July 5, 2012. Prior to this he was employed as a consultant by Capital Finance LLC. He brings in excess of 25 years plus of business experience specializing in the financial markets and business consulting and green energy/clean technology. For the past 20 years Mr. Letcavage has been an investment banker widely recognized for individual achievements as well as his role of Founder, Officer and Director of the iCapital Group that includes iCapital Finance Inc, iCapital Advisory LLC and iCap Development LLC (A National “CDE” Community Development Entity – Certified by the U.S Treasury Department). Mr. Letcavage has also held executive positions, invested, and/or operated numerous businesses including related companies in “Power Generation and Power Reduction” – CEO of Ciralight Global Inc, CEO of Green Central Holdings, Consultant and second largest shareholder of publicly traded PRHL which operates Energy Efficiency Experts (E3). Letcavage had been successful in many areas additionally providing capital to healthcare companies. Mr. Letcavage personally acted as an advisor to municipalities leading millions in industrial bond transAuthorized Shares Increase, while also advising the National Conference of Black Mayors (NCBM; over 800 members all of whose cities may one day be able to offer deregulated power services). Mr. Letcavage served as the Managing Director of NC Capital Markets and as Vice President of The National Capital Companies, Inc. (directing the daily operations of most of its subsidiaries). Mr. Letcavage was formerly the CEO and a majority owner of Capital Access Group. Prior to Capital Access, Mr. Letcavage founded and/or managed several asset management firms, including Valley Forge Capital Holdings and the Marshall Plan, LLC that directed and/or co-managed over $3 billion in assets with former renowned CALPERS (California Pension & Retirement Systems) Manager, Greta Marshall. Prior to Valley Forge, Mr. Letcavage founded Security America, Inc., an asset management firm based in Grosse Pointe, Michigan. Mr. Letcavage worked with Prudential-Bache running a Joint Venture ―High Net Worth Group (a/k/a Security American, Inc.).

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Woodrow Clark, PhD – Director

Dr. Clark was appointed a Director of the Company on July 29, 2012. Dr. Clark, a long-time advocate for the environment and renewable energy, is an internationally recognized author, lecturer, public speaker and advisor specializing in sustainable communities. Dr. Clark was one of the contributing scientists to the work of the United Nations Intergovernmental Panel on Climate Change (UNIPCC) which as an organization was awarded the Nobel Peace Prize in December 2007. In 2004, he founded, and now manages, Clark Strategic Partners (CSP), an environmental and renewable energy consulting firm using his political-economic expertise in order to guide, advice and implements public and private clients worldwide – specifically on sustainable smart green communities of all kinds ranging from colleges and universities to shopping malls, office buildings and film studios. Dr. Clark’s five books and 50+ peer-reviewed articles reflect that concern for global sustainable communities. His last book is Global Energy Innovations (Praeger Press, November 2011) that concerns the “green industrial revolution” (GIR). He explains his work as being the solutions to climate change through public policy, science and technologies, economics and finance. Clark also teaches graduate courses in these areas throughout the USA and internationally. Currently, Dr. Clark is Academic Specialist, UCLA Provost Office and Cross-Disciplinary Scholars in Science and Technology. Prior to launching CSP, Dr. Clark was Senior Advisor on Renewable Energy, Emerging Technologies, and Finance to California Governor Gray Davis from 2000-2003. Before that, from 1999-2000, he was a Visiting Professor of Science, Technology and Entrepreneurship at Aalborg University, Denmark, where he was a Fulbright Fellow in 1994. Dr. Clark was the Manager of Strategic Planning for Technology Transfer at Lawrence Livermore National Laboratory (LLNL) for the University of California and U.S. Department of Energy, during the 1990s. In 1980, he founded a mass media company in San Francisco, CA, Clark Communications, specializing in the production and distribution of documentary and educational films focused on “social issues” such as “sexual harassment”, “health issues” and older workers along with other topics including books from dramatic current events. Dr. Clark earned three masters’ degrees from different universities in Illinois and his Ph.D. at University of California, Berkeley.

Lane Harrison - Director

Lane Harrison was appointed a Director of the Company on July 5, 2012. Mr. Harrison is Founder and President of Affluent and Corporate Insurance Services, Inc. and Capital Preservation Insurance Services, Inc. The firms provide insurance and advanced consulting services to professional advisors, corporations, small business owners and high net worth families. Mr. Harrison has over 30 years of business consulting and sale/marketing experience. He has lectured extensively to the professional advisor community. In addition, Mr. Harrison advised large multi-national corporations such as Bicoastal Corporation, (Formerly Singer Corp.) where he served as Director, and Bicoastal Financial Corporation, serving as President/Director. Mr. Harrison is a graduate of Salem State College with a Bachelor of Arts in Social Welfare.

Robert Baron – Director

Robert Baron was appointed a Director on July 9, 2015. Mr. Baron is a director of Opko Health (NYSE: OPK) where he serves as chairman of the governance and nominating committee and as a member of the audit committee and the compensation committee. He is also a director of Green States Energy and Andover Medical (OTC: ADOV). Prior public boards include Hemobiotech and Suburban Bancorp, where he assisted in taking troubled savings and loans from cease and desist status to a public offering and eventually to a sale to Fifth Third Bank. Mr. Baron was also owner and president of Cash City Inc., a payday loan and check cashing business, from 1999 to 2003. From 1997 to 1999, he was the President of East Coast operations of CSS/TSC, a distributor of blank tee shirts, fleece and accessories and a subsidiary of Tultex Corp with over $200 million in revenues. Prior to that, Mr. Baron President/Owner of T-Shirt City, a privately held company with $80 million in nationwide sales, which was sold to Tultex Corp. Mr. Baron is a graduate of Ohio State University and attended Harvard University and Stanford University.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company 1382 Valencia Ave., Suite F, Tustin, CA 92780, Attn: Secretary; telephone (949) 260-8070.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Authorized Shares Increase, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement. By Order of the Board of Directors

Dated: July ____, 2017

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EXHIBIT A

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: PREMIER HOLDING CORPORATION

2. The articles have been amended as follows: (provide article numbers, if available)

Article Fourth has been amended to read, in its entirety, as follows:

FOURTH: Authorized Shares.

1.	The total number of shares of stock of all classes which the Corporation shall have authority to issue is One Billion Four Hundred Fifty Million (1,450,000,000), of which Fifty Million (50,000,000) shall be shall be shares of Preferred Stock with a par value of $0.0001 per share (“Preferred Stock”), and One Billion Four Hundred Million (1,400,000,000) shall be shares of Common Stock with a par value of $0.0001 per share (“Common Stock”).

Upon the effectiveness of this Certificate of Amendment to the Articles of Incorporation of the Corporation, every [number of shares] shares of the Corporation’s issued and outstanding Common Stock, par value $0.001 per share, that are issued and outstanding immediately prior to [date] shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.

2.	Preferred Stock.

(a)	The board of directors of this Corporation, by resolution only and without further action or approval, may cause the Corporation to issue one or more classes or one or more series of Preferred Stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be standard expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

(b)	Preferred Stock of any class or series redeemed, converted, exchanged, purchased, or otherwise acquired by the Corporation shall constitute authorized but unissued Preferred Stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.58%

4. Effective date and time of filing: (optional)

5. Signature: (required)

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